Exhibit 99.3

Investor Conference Call – Script

SPEAKER: Operator

Welcome to the TTM Technologies and Viasystems conference call. I would like to inform all participants this call is being recorded. As a reminder, TTM has posted an accompanying slide presentation on the Investor Relations section of its website at www.ttmtech.com. I would like to turn the call over to Lisa Laukkanen at Blueshirt Group.

Slide 2: Disclosures

SPEAKER: The Blueshirt Group

Thank you, operator and good morning everyone. Before we get started, I would like to remind everyone that comments made on today’s call may contain forward-looking statements. I wish to remind you that any forward-looking information we provide is given in reliance upon the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. The comments we will make today are management’s best judgments based on information currently available. Actual results could differ materially from any implied projections due to one or more of the factors explained in the Annual Reports on Form 10-K and other documents that both companies file with the Securities and Exchange Commission. TTM and Viasystems do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or other circumstances, except as required by law.

In addition to the legal disclaimers noted on slides 2 through 4 of the investor presentation, please refer to the full disclosures regarding the risks that may affect Viasystems and TTM and the risks associated with the proposed transaction, which may be found in the Current Reports on Form 8-K that are being filed by both Viasystems and TTM and the companies’ other SEC filings.

In addition to financial measures prepared in accordance with GAAP, we will discuss on this call certain non-GAAP financial measures, such as adjusted EBITDA. Such measures should not be considered as a substitute for GAAP, and we direct you to the reconciliation included in Appendix A to the investor presentation, which is available on Viasystems’ and TTM’s websites, at www.viasystems.com and www.ttmtech.com, respectively.

Please note that the following communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell, subscribe for or buy any securities. No offer of securities shall be made except by means of a prospectus.

Finally, TTM will file with the SEC a registration statement on Form S-4, which will include a prospectus with respect to TTM’s shares of common stock to be issued in the proposed merger and a proxy statement of Viasystems in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Today’s call will be led by the Chief Executive Officer of TTM Technologies, Tom Edman. Tom….

SPEAKER: TTM TECHNOLOGIES CEO TOM EDMAN

Thank you Lisa, and thank you everyone, for joining the call.

Here on the call with me today is the chief executive officer of Viasystems, David Sindelar, along with TTM’s chief financial officer, Todd Schull. Getting to know Dave through this process has been a pleasure and I am really looking forward to working with Dave and his team at Viasystems as we begin planning integration of the two companies. Now we will share some highlights of the transaction before moving to your questions.

We are excited to announce the signing of a definitive agreement to acquire Viasystems for approximately $368 million payable in cash and TTM stock.

Transaction Terms

Please turn to slide 5 and I will briefly summarize the key features of this transaction.

•	We will acquire all shares of Viasystems.

•	Viasystems stockholders will receive $11.33 per share in cash and 0.706 shares of TTM common stock for each Viasystems share. This translates to total consideration of $16.46 per share, based on the TTM closing stock price on September 19, 2014.

•	We currently expect to close the transaction in the first half of 2015. In the meantime, we will continue to operate as independent companies, focused on day to day execution on behalf of our global customer base.

•	After the transaction closes, I will be excited to lead the combined firm and join forces with the many highly talented and skilled executives and professionals throughout Viasystems.

Please turn to slide 6.

Strategic Rationale

Dave and I both are enthusiastic about this transformational combination. We are bringing together two organizations that, each in its own right, has an impressive position in our industry.

Slide 7

TTM is a leading global printed circuit board manufacturer with a broad product offering and a focus on advanced technology. We are a leader in aerospace and defense, networking and telecom, and advanced mobile devices.

Viasystems is a leading manufacturer of multi-layer, high reliability printed circuit boards and specialty assembly products. Viasystems serves customers in the automotive, industrial and instrumentation, computing, telecommunications, and aerospace and defense end markets. More details on Viasystems can be found on slide 8.

These two industry leaders are very complementary. The combination of our two companies creates enhanced scale from which to serve customers around the world and this transaction will position TTM to compete even more effectively in the global PCB market.

On slide 9, you can see the PCB market ranking information. TTM is currently the 8th largest PCB manufacturer in the world. With this transaction, we expect TTM will become the largest rigid PCB manufacturer in the world and the second largest manufacturer in the overall global PCB industry.

This is based on fiscal year 2013, pro forma revenues of the combined company of $2.5 billion.

Including the full annual impact of $25 million of cost synergies in SG&A functions, and excluding transaction-related costs and purchase accounting adjustments, we expect that this combination will be materially accretive to TTM’s non-GAAP earnings per share in its first year after the closing. We expect to identify additional synergy opportunities during the integration process which we expect to realize over time.

Dave and I are especially excited about what this transformational milestone will mean for our businesses, our people, our customers, and our shareholders. We will combine the best practices from the global footprint of both companies to focus on delivering quality products to our expanded global customer base while supporting customers with our world class engineering services, technology development and customer service.

Please turn to slide 10.

For TTM investors, this transaction will accelerate our strategy to diversify our business by adding new customers in significant segments such as the automotive, medical, and industrial and instrumentation end markets. This expanded customer base and broader penetration should reduce individual customer exposure and the impact of seasonality for TTM while bringing new growth opportunities to our product portfolio.

In summary, after the deal closes, we expect to benefit from the scale and visibility that come from being one of the industry’s leading global suppliers.

Now I would like to welcome Viasystems’ CEO, Dave Sindelar, and invite him to make a few comments.

SPEAKER: Viasystems CEO Dave Sindelar

Viasystems Perspective

Thank you, Tom, and good morning everyone. I would like to begin by saying that I share the team’s excitement about this combination. This is a compelling strategic and financial transaction for our stockholders, customers and employees.

I have spent a great deal of time with the TTM senior leadership team over the past several weeks, and of course have watched TTM over the years. TTM is an impressive company. The company has strong leadership under Tom and an exceptional corporate culture that is focused on customer service and execution excellence, just like Viasystems.

Turning to slide 11, you can see the complementary global footprint and capabilities of both companies.

The anticipated strategic benefits of this transaction are clear:

The combination will create an industry leader with the ability to deliver expanded capabilities from a broad global footprint to reach more customers and end markets.

The combination will significantly enhance the ability of both companies to deliver a one-stop, integrated, global commercial sales and manufacturing platform to a wide range of customers.

Both companies will benefit from expansion within attractive end markets. TTM will benefit from our strong presence in the automotive and the industrial and instrumentation market segments. Viasystems will gain from TTM’s expertise in advanced technology PCBs which are increasingly being utilized in our end markets.

The combined company will be better positioned to serve our customers around the globe. We will have a remarkable pool of talent that few other companies can match. The new company’s approximately 30,000 employees will serve customers around the world through 28 manufacturing facilities.

With that, I will turn the call back to Tom.

SPEAKER: TTM CEO Tom Edman

Thank you, Dave.

I look forward to engaging with TTM and Viasystems employees as we work together to advance an integration process that will create an industry leader built from the best of both companies.

Before I turn the call over to Todd, I will spend a few more minutes on the details of how this combination accelerates our vision and how we plan to leverage our global reach and client base.

Our combined customer list can be found on slide 12.

Core Strategy/Clear Strategic Benefits

As I mentioned earlier, the combination with Viasystems is a transformational milestone for TTM. It represents a dramatic acceleration of TTM’s diversification strategy.

•	TTM will be able to significantly diversify and broaden its end market exposure. As an example, Viasystems’ leading global position in the automotive industry provides a compelling expansion opportunity into a segment we have not historically addressed. According to Prismark, the automotive end market is the fourth largest end market for PCBs, with over $3 billion in annual sales. As a result of the extremely high quality requirements, this segment is a highly stable business segment due to the relatively high switching costs for customers. Automotive PCBs are estimated to be growing at a rate of 3 to 5 percent annually, and the technology content within each automobile is increasing at an even more pronounced pace. Viasystems is focused on the highest technology segments of this business including applications in engine controls, anti-lock braking systems, and advanced radar and safety systems. This represents an opportunity for our combined company to leverage Viasystems’ existing strengths as well as growing opportunities for TTM’s advanced technologies.

•	Additionally, Viasystems brings complementary positions to TTM in the aerospace and defense, industrial and instrumentation, and networking/telecom segments. Our customer overlap in these areas is minimal, which will allow us to tap into our respective technologies to strengthen our product offerings to existing customers. This should also help TTM drive diversification and reduce the seasonality that is inherent to the cellular phone segment.

•	I am also excited by the combination of the strong technology organizations in both companies. Viasystems has an excellent high density interconnect capability in their North American footprint, which will fit in well with our own R&D capabilities for advanced technologies centered in China. Viasystems also brings a zero defect focus in operations stemming from their automotive strength, which will provide even more momentum to ongoing yield improvement efforts at TTM. We expect that Viasystems in turn will be able to tap into TTM’s areas of technology strength such as our material qualification capabilities centered at our Chippewa Falls, Wisconsin facility. Suffice it to say that combining two leading technology teams is one of the more exciting aspects of this combination.

We will now move into an integration planning phase focusing efforts on ensuring a smooth and seamless integration. We will build on our management teams’ respect for one another and our respective company cultures to draw out the best in the combination. Our goal will be not to miss a beat in improving our product offering and services to our customers from day one of this combination.

Now, let me turn the call over to Todd Schull, our CFO.

SPEAKER: TTM CFO Todd Schull

Thank you, Tom. Let me reinforce Tom and Dave’s sentiments and also express my own pleasure in announcing this transformative transaction.

Turning to slide 13, we summarize the financial impact of the transaction.

•	As Tom indicated, Viasystems stockholders will receive $11.33 per share in cash and 0.706 shares of TTM common stock for each Viasystems share, which implies total consideration of $16.46 per share based on TTM’s closing stock price on September 19.

•	Based on the last twelve months, June 30th, combined pro forma revenue was $2.5 billion and adjusted EBITDA was $300 million.

•	The transaction price represents a 6.8 times multiple of trailing 12 month adjusted EBITDA.

•	We have identified at least $25 million in pre-tax cost synergies associated with combining sales, general and administrative functions of the two companies and we expect to be able to realize these synergies within 12 months of closing.

•	A key highlight is that including synergies and excluding transaction-related costs and purchase accounting adjustments, this transaction is expected to be materially accretive to non-GAAP earnings in the first full year after the close.

•	We estimate that the combined company will have a leverage ratio of gross debt to trailing twelve months’ pro forma EBITDA of 4.7 times excluding synergies and 4.3 times including $25 million of synergies as of June 30, 2014. Further, the cash flow and cost synergies from the combined businesses should enable the combined company to achieve significant deleveraging over time.

•	To finance this acquisition, we have a commitment from JP Morgan and Barclays, which means that the closing is not subject to financing contingencies. Combined with the cash resources of the two companies, this senior secured $1.3 billion financing will provide the funding not only for the purchase of Viasystems’ stock but also the refinancing of Viasystems’ secured debt as well as TTM’s term loan and revolver facilities. Given the combined strength of the two companies, we believe the planned financing will provide a strong capital structure for the combined company going forward.

•	The closing of this transaction is subject to regulatory approval from various U.S. and foreign governmental agencies including the U.S. Department of Justice, U.S. Department of Defense and Ministry of Commerce of the People’s Republic of China.

•	We currently expect to close the transaction in the first half of 2015.

•	In coming quarters, we will provide you with more details that can help you model the combined companies.

With that, let me turn the call back over to Tom.

SPEAKER: TTM CEO Tom Edman

Thanks, Todd.

Turning to slide 14, you can see why we are so pleased by this opportunity to combine with Viasystems.

The combination represents a transformational milestone, dramatically accelerating TTM’s strategy. Viasystems brings a diversified set of end markets to TTM’s platform and enhances our ability to create an integrated global commercial sales and manufacturing platform to provide one-stop solutions for a wide range of customers.

We expect that employees and customers, in particular, will benefit from the greater opportunities created by these broadened capabilities, by our global reach in key growth markets, and by the economies of scale that will come as we integrate these two industry leaders.

Finally, we believe that the combination creates compelling value for the stockholders of both companies and will help TTM continue to create additional value for our stockholders.

Now, we will take your questions. Operator…

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of TTM and Viasystems separately and as a combined entity; the timing and consummation of the proposed merger; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions; and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of TTM and Viasystems regarding future events and are subject to significant risks and uncertainty. Statements regarding TTM’s and Viasystems’ expected performance in the future are forward-looking statements.

It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of Viasystems’ or TTM’s common stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the ability of the parties to consummate the proposed merger and the satisfaction of the conditions precedent to consummation of the proposed merger, including the ability to secure regulatory approvals in a timely manner or at all; the adoption of the Merger Agreement by Viasystems’ stockholders; the possibility of legal or regulatory proceedings (including related to the transaction itself); the ability of TTM to successfully integrate Viasystems’ operations, product lines, technology and employees and realize synergies and additional opportunities for growth from the proposed merger in a timely manner or at all; unknown, underestimated or undisclosed commitments or liabilities; the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; the level of demand for the combined company’s products, which is subject to many factors, including uncertain global economic and industry conditions, demand for electronic products and printed circuit boards, and customers’ new technology and capacity requirements; TTM’s and Viasystems’ ability to (i) develop, deliver and support a broad range of products, expand their markets and develop new markets, (ii) timely align their cost structures with business conditions, and (iii) attract, motivate and retain key employees; and developments beyond Viasystems’ or TTM’s control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of TTM Technologies, Inc. for the year ended December 30, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2014, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of Viasystems for the year ended December 31, 2013, which was filed with the SEC on February 14, 2014, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website at www.sec.gov.

Neither Viasystems nor TTM undertakes any obligation to update any such forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

TTM will file with the SEC a registration statement on Form S-4, which will include a prospectus with respect to TTM’s shares of common stock to be issued in the proposed merger and a proxy statement of Viasystems in connection with the proposed merger between TTM and Viasystems (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will be sent or given to Viasystems’ stockholders and will contain important information about the proposed merger and related matters. VIASYSTEMS SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by TTM or Viasystems with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the Proxy Statement/Prospectus from TTM or Viasystems by contacting either (1) Investor Relations by mail at

TTM Technologies, Inc., 1665 Scenic Avenue, Suite 250, Costa Mesa, CA 92626, Attn: Investor Relations Department, by telephone at 714-327-3000, or by going to TTM’s Investor Relations page on its corporate website at www.ttmtech.com or (2) Investor Relations by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attn: Investor Relations Department, by telephone at 314-727-2087, or by going to Viasystems’ Investor Info page on its corporate website at www.viasystems.com.

Participants in the Solicitation

TTM and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Viasystems’ stockholders in connection with the proposed merger and may have direct or indirect interests in the proposed merger. Information about TTM’s directors and executive officers is set forth in TTM’s Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 30, 2013, which was filed with the SEC on February 21, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and from TTM by contacting Investor Relations by mail at TTM Technologies, Inc., 1665 Scenic Avenue, Suite 250, Costa Mesa, CA 92626, Attn: Investor Relations Department, by telephone at 714-327-3000, or by going to TTM’s Investor Relations page on its corporate website at www.ttmtech.com. Information about Viasystems’ directors and executive officers is set forth in Viasystems’ Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 14, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and from Viasystems by contacting Investor Relations by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attn: Investor Relations Department, by telephone at 314-727-2087, or by going to Viasystems’ Investor Info page on its corporate website at www.viasystems.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the Proxy Statement/Prospectus that TTM will file with the SEC.

Use of Non-GAAP Financial Measures

In addition to the financial statements presented in accordance with U.S. GAAP, TTM and Viasystems use certain non-GAAP financial measures, including “adjusted EBITDA.” The companies present non-GAAP financial information to enable investors to see each company through the eyes of management and to provide better insight into its ongoing financial performance.

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, asset impairments, restructuring, costs related to acquisitions, and other charges. For a reconciliation of adjusted EBITDA to net income, please see Appendix A to TTM’s presentation filed as Exhibit 99.2 to TTM’s Current Report on Form 8-K filed on September 22, 2014. Adjusted EBITDA is not a recognized financial measure under U.S. GAAP, and does not purport to be an alternative to operating income or an indicator of operating performance. Adjusted EBITDA is presented to enhance an understanding of operating results and is not intended to represent cash flows or results of operations. The Boards of Directors, lenders and management of the companies use adjusted EBITDA primarily as an additional measure of operating performance for matters including executive compensation and competitor comparisons. The use of this non-GAAP measure provides an indication of each company’s ability to service debt, and management considers it an appropriate measure to use because of the companies’ leveraged positions.

Adjusted EBITDA has certain material limitations, primarily due to the exclusion of certain amounts that are material to each company’s consolidated results of operations, such as interest expense, income tax expense, and depreciation and amortization. In addition, adjusted EBITDA may differ from the adjusted EBITDA calculations reported by other companies in the industry, limiting its usefulness as a comparative measure.

The companies use adjusted EBITDA to provide meaningful supplemental information regarding operating performance and profitability by excluding from EBITDA certain items that each company believes are not indicative of its ongoing operating results or will not impact future operating cash flows, which include stock-based compensation expense, gain on sale of assets, asset impairments, restructuring, costs related to acquisitions, and other charges.